EXHIBIT 99.1

BROADRIDGE REPORTS FIRST QUARTER FISCAL YEAR 2017 RESULTS
Revenues Rise 51% to $0.9 Billion and Broadridge Reaffirms Full Year Guidance
LAKE SUCCESS, N.Y., November 9, 2016 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter ended September 30, 2016 of its fiscal year 2017.

	First Quarter		%
Summary Financial Results	2017	2016	Change
Dollars in millions, except per share data

Total revenues	$895	$595	51%
Recurring fee revenues	517	393	32%

Operating income	66	59	12%
Operating income margin	7.4%	9.9%

Adjusted operating income - Non-GAAP	82	68	19%
Adjusted operating income margin - Non-GAAP	9.1%	11.5%

Diluted EPS	$0.28	$0.28	—%
Adjusted EPS - Non-GAAP	$0.36	$0.33	9%

Closed sales	$22	$17	26%
“Broadridge delivered a solid first quarter,” said Richard J. Daly, Broadridge’s President and Chief Executive Officer. “We reported strong revenue growth, largely driven by the acquisition of NACC, and continued strong momentum in Closed sales. We also took steps to strengthen our leadership position over the medium- and long-term by investing in blockchain technology for our proxy business and by executing on the digital strategy for our Investor Communication Solutions segment.”
“These efforts, together with other ongoing product initiatives and our strong sales pipeline, give Broadridge multiple paths to drive growth.  We are on track to achieve our three year financial objectives and our fiscal 2017 guidance for recurring fee revenue growth of 29% to 31%, Adjusted EPS growth of 12% to 17%, and Closed sales in the range of $140 million to $180 million,” Mr. Daly added.

Financial Results for First Quarter Fiscal Year 2017
Revenues
Revenues for the first quarter of fiscal year 2017 increased 51% to $895 million, from $595 million for the prior year period. Revenues from acquisitions contributed $278 million of this total increase, with the revenues of the North American Customer Communications business acquired from DST Systems, Inc. ("NACC") contributing $272 million.
Recurring fee revenues rose 32% to $517 million from $393 million. The increase in recurring fee revenues reflected: contributions from our recent acquisitions (28pts), including $106 million from the acquisition of NACC, and gains from Net New Business (4pts).

Distribution revenues rose $181 million, or 103%, to $357 million, largely driven by the acquisition of NACC. Changes in foreign currency rates lowered Broadridge's revenue by $4 million as compared to the prior year period.
Operating Income
For the first quarter of fiscal year 2017:

•
Operating income was $66 million, an increase of $7 million, or 12%, compared to $59 million for the prior year period. Operating income margin decreased to 7.4%, compared to 9.9% for the prior year period.

•
Adjusted operating income was $82 million, an increase of $13 million, or 19%, compared to $68 million for the prior year period. Adjusted operating income margin decreased to 9.1%, compared to 11.5% for the prior year period.

•	The increase in Operating income and Adjusted operating income was primarily due to the acquisition of NACC.
Interest Expense and Other Non-operating Expenses
Interest expense, net for the first quarter of fiscal year 2017 was $10 million, an increase of $4 million, or 68%, compared to $6 million for the prior year period. The increase was primarily due to higher interest expense driven by higher indebtedness. Other non-operating expenses, net were $4 million, an increase of $3 million, primarily due to higher foreign currency transaction losses.
Net Earnings and Earnings per Share
For the first quarter of fiscal year 2017:

•	Net earnings were $34 million for both the current and prior year period.

•	Adjusted net earnings increased 11% to $44 million, compared to $40 million for the prior year period.

•	Diluted earnings per share were $0.28, unchanged from the prior year period.

•	Adjusted earnings per share increased 9% to $0.36 from $0.33 for the prior year period
Segment and Other Results for First Quarter Fiscal Year 2017
Investor Communication Solutions ("ICS")
ICS revenues in the first quarter of fiscal year 2017 increased $294 million, or 68%, to $723 million, compared to $430 million in the prior year period. Revenues from acquisitions contributed $274 million of this total increase, with NACC revenues contributing $272 million.
ICS recurring fee revenues in the first quarter of fiscal year 2017 rose $113 million, or 52%, to $329 million. The increase reflected: (i) contributions from our recent acquisitions (50pts), including (49pts) from the NACC acquisition; and (ii) Net New Business from increases in revenues from Closed sales (3pts); which were partially offset by (iii) negative internal growth as a result of a decline in the volume of processed pieces (-1pt).

ICS distribution revenues rose $181 million, or 103%, to $357 million. Event-driven revenues declined $1 million to $38 million as a result of decreased equity proxy specials and corporate actions communications activity.
Position growth compared to the same period in the prior year, which is a component of internal growth, was 1% for mutual fund interims and 1% for annual equity proxy communications.
ICS earnings before income taxes declined $1 million, or 3%, to $33 million as higher operating expenses, including higher distribution and amortization expenses, more than offset the impact of higher revenues. Pre-tax margins decreased by 3.4 percentage points to 4.5%, this was primarily due to the acquisition of NACC.

Global Technology and Operations ("GTO")
GTO revenues in the first quarter of fiscal year 2017 increased $11 million, or 6%, to $188 million, compared to $177 million in the prior year period. The increase was attributable to higher Net New Business from Closed sales (4pts) and revenue from recent acquisitions (2pts).

GTO earnings before income taxes rose $8 million, or 26%, to $38 million, reflecting robust revenue growth and cost management initiatives. Pre-tax margins increased by 320 basis points to 20.4%.
Other
Other Pre-tax loss increased by $9 million, or 64%, in the first quarter of fiscal year 2017 to $23 million from $14 million in the prior year period. The biggest driver of the increased loss was higher net interest expense of $4 million.
Additional First Quarter Fiscal Year 2017 Events
Customer Communications Acquisition
On July 1, 2016, Broadridge completed the acquisition of NACC from DST Systems, Inc., expanding our product offerings in our Investor Communication Solutions segment.  This business is being integrated into our existing customer communications business, which is now known as Broadridge Customer Communications. The aggregate purchase price was $410 million in cash, subject to customary working capital and other closing adjustments.

Purchase of Intellectual Property
In September 2016, Broadridge acquired intellectual property assets from Inveshare, Inc. ("Inveshare") and, at the same time, entered into a development agreement with an affiliate of Inveshare to use these assets to develop blockchain technology applications for Broadridge’s proxy business. The purchase price was $95 million to acquire the existing assets, plus an additional deferred payment of $40 million upon delivery of the new blockchain technology applications, which the Company expects to occur by September 2018. Broadridge also granted Inveshare a perpetual license to the acquired technology assets, and Inveshare will remain an independent provider of proxy communication services.
Subsequent Event - M&O Systems Acquisition
On November 4, 2016, Broadridge completed the acquisition of M&O Systems, Inc. (“M&O”). M&O is a provider of SaaS-based compensation management and related solutions for broker-dealers and registered investment advisors. The aggregate purchase price was $25 million in cash, subject to customary working capital and other closing adjustments.
Fiscal Year 2017 Financial Guidance
The Company reaffirms its fiscal year 2017 guidance:

•	Recurring fee revenue growth in the range of 29% to 31%

•	Total revenue growth in the range of 43% to 45%

•	Adjusted operating income margin of ~15%

•	Diluted earnings per share growth in the range of 9% to 14%

•	Adjusted earnings per share growth in the range of 12% to 17%

•	Free cash flow in the range of $350 million to $400 million

•	Closed sales in the range of $140 million to $180 million
Earnings Conference Call
An analyst conference call will be held today, Wednesday, November 9, 2016 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may dial 1-844-348-2805 within the United States and international callers may dial 1-213-785-7185.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through November 23, 2016, the recording will also be available by dialing 1-855-859-2056 passcode: 8672496 within the United States or 1-404-537-3406 passcode: 8672496 for international callers.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash expenses associated with the Company's acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. We exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs from these measures because excluding such information provides us with an understanding of the results from the primary operations of our business and these items do not reflect ordinary operations or earnings. Management believes these measures may be useful to an investor in evaluating the underlying operating performance of our business.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions and other discretionary investments. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures and Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2017 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “2016 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2016 Annual Report.
These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; any material breach of Broadridge security affecting its clients’ customer information; declines in participation and activity in the securities markets; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is a leading provider of investor communications and technology-driven solutions for banks, broker-dealers, mutual funds and corporate issuers. Broadridge’s investor and customer communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes on average over $5 trillion in equity and fixed income trades per day. Broadridge employs approximately 10,000 associates in 16 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information
Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966

Broadridge Financial Solutions, Inc.
Condensed Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues	$895.3	$594.7
Operating expenses:
Cost of revenues	717.9	438.6
Selling, general and administrative expenses	111.3	97.1
Total operating expenses	829.3	535.7

Operating income	66.0	59.1
Interest expense, net	10.4	6.2
Other non-operating expenses, net	4.2	1.2
Earnings before income taxes	51.5	51.7
Provision for income taxes	17.9	18.1
Net earnings	$33.7	$33.5

Basic earnings per share	$0.28	$0.28
Diluted earnings per share	$0.28	$0.28

Weighted-average shares outstanding:
Basic	118.5	118.3
Diluted	121.6	121.7

Dividends declared per common share	$0.33	$0.30

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30, 2016	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$227.4	$727.7
Accounts receivable, net of allowance for doubtful accounts of $3.0 and $2.3, respectively	499.4	453.4
Other current assets	159.0	108.0
Total current assets	885.8	1,289.1
Property, plant and equipment, net	130.7	112.2
Goodwill	1,239.5	999.3
Intangible assets, net	389.0	210.3
Other non-current assets	297.3	261.8
Total assets	$2,942.3	$2,872.7

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$124.9	$124.8
Accounts payable	134.1	133.2
Accrued expenses and other current liabilities	308.4	352.2
Deferred revenues	74.4	82.7
Total current liabilities	641.8	692.9
Long-term debt, excluding current portion	1,001.0	890.7
Deferred taxes	61.4	61.6
Deferred revenues	69.6	70.3
Other non-current liabilities	117.3	111.8
Total liabilities	1,891.0	1,827.3

Stockholders’ equity:
Common stock, $0.01 par value: 650.0 shares authorized; 154.5 and 154.5 shares issued, respectively; and 119.1 and 118.3 shares outstanding, respectively	1.6	1.6
Additional paid-in capital	936.5	901.2
Retained earnings	1,292.4	1,297.8
Treasury stock, at cost: 35.4 and 36.2 shares, respectively	(1,130.2)	(1,116.9)
Accumulated other comprehensive loss	(48.9)	(38.2)
Total stockholders’ equity	1,051.3	1,045.5
Total liabilities and stockholders’ equity	$2,942.3	$2,872.7
Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net earnings	$33.7	$33.5
Adjustments to reconcile Net earnings to Net cash flows provided by operating activities:
Depreciation and amortization	17.5	12.4
Amortization of acquired intangibles and purchased intellectual property	12.8	8.1
Amortization of other assets	7.4	6.5
Stock-based compensation expense	8.8	9.0
Deferred income taxes	(7.8)	(8.8)
Excess tax benefits from stock-based compensation awards	(20.9)	(1.4)
Other	2.3	(1.1)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease in Accounts receivable, net	44.4	36.7
Increase in Other current assets	(27.5)	(5.9)
Decrease in Accounts payable	(7.9)	(3.5)
Decrease in Accrued expenses and other current liabilities	(118.5)	(96.0)
Increase (decrease) in Deferred revenues	(11.7)	2.2
Non-current assets and liabilities:
Increase in Other non-current assets	(27.1)	(14.6)
Increase (decrease) in Other non-current liabilities	7.3	(1.7)
Net cash flows used in operating activities	(87.4)	(24.6)
Cash Flows From Investing Activities
Capital expenditures	(7.2)	(14.9)
Software purchases and capitalized internal use software	(7.6)	(2.9)
Acquisitions, net of cash acquired	(402.0)	—
Purchase of intellectual property	(90.0)	—
Equity method investment	(1.6)	(0.3)
Net cash flows used in investing activities	(508.4)	(18.1)
Cash Flows From Financing Activities
Proceeds from Long-term debt	110.0	65.0
Repayments on Long-term debt	—	(20.0)
Excess tax benefits from stock-based compensation awards	20.9	1.4
Dividends paid	(35.5)	(32.0)
Purchases of Treasury stock	(40.0)	(3.0)
Proceeds from exercise of stock options	41.4	3.1
Payment of contingent consideration liabilities	—	(0.8)
Costs related to issuance of bonds	(0.7)	—
Net cash flows provided by financing activities	96.1	13.7
Effect of exchange rate changes on Cash and cash equivalents	(0.7)	(8.8)
Net change in Cash and cash equivalents	(500.3)	(37.8)
Cash and cash equivalents, beginning of period	727.7	324.1
Cash and cash equivalents, end of period	$227.4	$286.3
Supplemental disclosure of cash flow information:
Cash payments made for interest	$8.0	$8.5
Cash payments made for income taxes, net of refunds	$55.0	$30.0
Non-cash investing and financing activities:
Accrual of unpaid property, plant and equipment and software	$0.6	$—
Obligations related to the purchase of intellectual property	$5.0	$—
Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Segment Results
(In millions)
(Unaudited)

Segment results:

	Revenues
	Three Months Ended September 30,
	2016	2015
	(in millions)
Investor Communication Solutions	$723.3	$429.7
Global Technology and Operations	187.8	176.8
Foreign currency exchange	(15.9)	(11.7)

Total	$895.3	$594.7

	Earnings (Loss) before Income Taxes
	Three Months Ended September 30,
	2016	2015
	(in millions)
Investor Communication Solutions	$32.9	$33.9
Global Technology and Operations	38.3	30.3
Other	(22.8)	(13.9)
Foreign currency exchange	3.2	1.3

Total	$51.5	$51.7

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
	(in millions)
Operating income (GAAP)	$66.0	$59.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	12.8	8.1
Acquisition and Integration Costs	2.8	1.3
Adjusted Operating income (Non-GAAP)	$81.6	$68.4

Operating income margin (GAAP)	7.4%	9.9%
Adjusted Operating income margin (Non-GAAP)	9.1%	11.5%

	Three Months Ended September 30,
	2016	2015
	(in millions)
Net earnings (GAAP)	$33.7	$33.5
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	12.8	8.1
Acquisition and Integration Costs	2.8	1.3
Tax impact of adjustments	(5.4)	(3.3)
Adjusted Net earnings (Non-GAAP)	$43.9	$39.6

	Three Months Ended September 30,
	2016	2015
Diluted earnings per share (GAAP)	$0.28	$0.28
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.11	0.07
Acquisition and Integration Costs	0.02	0.01
Tax impact of adjustments	(0.04)	(0.03)
Adjusted earnings per share (Non-GAAP)	$0.36	$0.33

	Three Months Ended September 30,
	2016	2015
	(in millions)
Net cash flows used in operating activities (GAAP)	$(87.4)	$(24.6)

Capital expenditures and Software purchases and capitalized internal use software	(14.7)	(17.8)
Free cash flow (Non-GAAP)	$(102.1)	$(42.4)
Note: Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth, Adjusted Operating Income Margin and Free Cash Flow
Fiscal Year 2017 Guidance
(In millions, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share Growth Rate (1)
Diluted earnings per share (GAAP)	9% - 14% growth
Adjusted earnings per share (Non-GAAP)	12% - 17% growth

Adjusted Operating Income Margin (2)
Operating income margin % (GAAP)	~13.6%
Adjusted Operating income margin % (Non-GAAP)	~15%

Free Cash Flow
Net cash flows provided by operating activities (GAAP)	$470 - $550
Capital expenditures and Software purchases and capitalized internal use software	(120) - (150)
Free cash flow (Non-GAAP)	$350 - $400

(1) Adjusted EPS growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding. Fiscal year 2017 Non-GAAP Adjusted EPS guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, net of taxes, of approximately $0.40 per share.

(2) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs. Fiscal year 2017 Non-GAAP Adjusted Operating income margin guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs of approximately $74 million.